Exhibit (j)       Consent of Independent Accountants.

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in the Post-Effective Amendment No. 17 to the Registration Statement of Conseco Fund Group (the "Fund") on Form N-1A (File No. 333-13185) of our report dated February 23, 2001, on our audit of the financial statements and financial highlights of the Fund, which report is included in the Annual Report to Shareholders for the year ended December 31, 2000, which is incorporated by reference in the Post-Effective Amendment to the Registration Statement. We also consent to the reference to our firm under the caption "Independent Accountants."

/s/      PricewaterhouseCoopers LLP

Indianapolis, Indiana
April 30, 2001